Exhibit 99.1

IHEARTMEDIA, INC. REPORTS
RESULTS FOR 2023 FOURTH QUARTER AND FULL YEAR

New York, NY, February 29, 2024 – iHeartMedia, Inc. (Nasdaq: IHRT) today reported financial results for the quarter and year ended December 31, 2023.
Financial Highlights:1

Q4 2023 Consolidated Results
▪Q4 Revenue of $1,067 million, down 5.2%; slightly better than the guidance range of down high-single digits
•Excluding Q4 Political Revenue, Q4 Revenue flat
▪GAAP Operating income of $80 million vs. $173 million in Q4 2022
▪Consolidated Adjusted EBITDA of $208 million, within previously disclosed guidance range of $205 million to $215 million, compared to $316 million in Q4 2022
▪Cash Flows from operating activities of $154 million
▪Free Cash Flow of $142 million, Free Cash Flow including net proceeds from real estate sales was $145 million

Q4 2023 Digital Audio Group Results
▪Digital Audio Group Revenue of $318 million up 6%
•Podcast Revenue of $132 million up 17%
•Digital Revenue excluding Podcast of $186 million down 1%
▪Segment Adjusted EBITDA of $117 million up 17%
•Digital Audio Group Adjusted EBITDA margin of 36.7%
Q4 2023 Multiplatform Group Results
▪Multiplatform Group Revenue of $684 million down 7%
•Excluding Multiplatform Group Q4 Political Revenue, Multiplatform Group Q4 Revenue down 3%
▪Segment Adjusted EBITDA of $142 million down 39%
•Multiplatform Group Adjusted EBITDA margin of 20.7%

Continued Proactive Capital Structure Improvement
▪Cash balance and total available liquidity2 of $346 million and $772 million, respectively, as of December 31, 2023
▪Repurchased $15 million in principal balance of 8.375% Senior Unsecured Notes (at a discount to par) for $10 million in cash; expected to generate approximately $1 million of annualized interest savings
•As of December 31, 2023, since Q2 2022 combined Notes repurchases of $534 million at a discount to par for $447 million cash; in aggregate expected to generate approximately $45 million of annualized interest savings
•Cumulative reduction of the outstanding principal balance of these Notes from $1.45 billion as of March 31, 2022 to approximately $0.9 billion as of December 31, 2023
▪Received cash proceeds of $101 million from sale of equity interest in BMI in February 2024

Guidance
▪Q1 Consolidated Revenue expected to be flat to down 2%
▪Q1 Consolidated Adjusted EBITDA3 expected to be $100 million to $110 million, up from $93 million in prior year
▪Remain committed to long term target of approximately 4x Net Debt to Adjusted EBITDA ("net leverage")3
1 Unless otherwise noted, all results are based on year over year comparisons.
2 Total available liquidity is defined as cash and cash equivalents plus available borrowings under our ABL Facility. We use total available liquidity to evaluate our capacity to access cash to meet obligations and fund operations.
3 A full reconciliation of forecasted Adjusted EBITDA, net debt and net leverage on a non-GAAP basis to the most-directly comparable GAAP metrics cannot be provided without unreasonable efforts due to the inherent difficulty in forecasting and quantifying with reasonable accuracy significant items required for the reconciliations, including gains or losses on investments, extinguishment of debt, equity in nonconsolidated affiliates, impairment charges, stock based compensation, and restructuring as well as the Company’s cash and cash equivalents balance.

Full Year 2023 Highlights4
▪Revenue of $3,751 million, down 4%; excluding Full Year 2023 Political Revenue, Revenue down 2%
•Multiplatform Group Revenue down 6%
◦Excluding Multiplatform Group Political Revenue, Multiplatform Group Revenue down 4%
•Digital Audio Group Revenue up 5%
◦Podcast Revenue up 14%
◦Digital Revenue excluding Podcast flat
▪GAAP Operating loss of $797 million decreased from GAAP Operating income of $57 million in the year ended December 31, 2022, as a result of the $965 million of non-cash impairment charges recorded in Q2 2023, primarily related to our goodwill and indefinite-lived intangible assets balances. Full Year 2022 GAAP Operating income included $311 million of non-cash impairment charges, primarily related to our indefinite-lived intangible asset balance.
▪Consolidated Adjusted EBITDA of $697 million, down from $950 million in the year ended December 31, 2022
▪Generated Cash Flows from operating activities of $213 million
▪Free Cash Flow of $110 million, Free Cash Flow including net proceeds from real estate sales was $118 million
▪Received cash proceeds of $45 million from a sale leaseback of radio broadcast towers in Q3 2023

Statement from Senior Management

"We’re pleased to report that our fourth quarter results were in line with our previously provided Adjusted EBITDA and Revenue guidance ranges.” said Bob Pittman, iHeartMedia’s Chairman and CEO. “This quarter the Digital Audio Group achieved the highest Adjusted EBITDA and margin in its history, illustrating the success of this high growth business. We view 2024 as a recovery year in which the company returns to growth mode -- we expect to see our Multiplatform Group performance improve quarter by quarter throughout the year, and we expect our Digital Audio Group, including our industry leading podcast business, to continue to grow and reinforce its leadership position in the segment.”

“We continue to see signs of improvement throughout our business and the broader advertising marketplace. Our results this quarter are a strong indication that the reallocation of resources towards our high growth Digital Audio Group has been successful - through our relentless focus on efficiencies we have reduced our Multiplatform Group expenses by approximately 7% since 2019, which has in part enabled us to build a Digital business that generated $1 billion of revenue in 2023 with an Adjusted EBITDA margin of 33%,” said Rich Bressler, iHeartMedia’s President, COO and CFO. “We expect to see a significant year over year improvement in our 2024 financial performance, supported by our ongoing efficiency efforts and what is anticipated to be record-setting political advertising year.”
4 Unless otherwise noted, all results are based on year over year comparisons.

Consolidated Results of Operations
Fourth Quarter 2023 Consolidated Results
Our consolidated revenue decreased $59.1 million, or 5.2%, during the three months ended December 31, 2023 compared to the same period of 2022. Digital Audio revenue increased $16.6 million, or 5.5%, driven primarily by continuing increases in demand for podcast advertising. Multiplatform revenue decreased $48.8 million, or 6.7%, primarily resulting from a decrease in broadcast advertising due to a challenging macroeconomic environment and a decline in political advertising due to 2022 being a mid-term election year, partially offset by an increase in trade and barter revenues. Audio & Media Services revenue decreased $27.0 million primarily due to a decrease in political revenue.
Consolidated direct operating expenses increased $1.9 million, or 0.4%, during the three months ended December 31, 2023 compared to the same period of 2022. The increase in direct operating expenses was primarily driven by higher broadcast content fees and higher variable content costs resulting from an increase in digital segment revenue, including profit sharing costs and production costs. The increase was partially offset by lower third party digital costs in connection with a reduction in COVID-19 related advertisers and employee compensation as a result of cost savings initiatives.
Consolidated Selling, General & Administrative ("SG&A") expenses increased $36.3 million, or 8.5%, during the three months ended December 31, 2023 compared to the same period of 2022. The increase in Consolidated SG&A expenses was driven primarily by higher trade and barter expense and variable bonus expense, partially offset by expense reductions as a result of our cost savings initiatives.
Our consolidated GAAP Operating income was $79.8 million compared to $172.8 million in the fourth quarter of 2022, primarily resulting from the decrease in broadcast revenue due to a more challenging macroeconomic environment and a decline in political revenues compared to 2022.
Adjusted EBITDA decreased to $208.2 million compared to $315.6 million in the prior-year period.
Cash provided by operating activities was $154.1 million, compared to $213.4 million in the prior-year period primarily due to a decrease in broadcast revenue due to a challenging macroeconomic environment, a decrease in political revenue, and an increase in floating borrowing rates. Free Cash Flow was $141.9 million, compared to $165.0 million in the prior year period.

Business Segments: Results of Operations
Fourth Quarter 2023 Multiplatform Group Results

(In thousands)	Three Months Ended December 31,		%	Year Ended December 31,		%
	2023	2022	Change	2023	2022	Change
Revenue	$684,028	$732,834	(6.7)%	$2,435,368	$2,597,190	(6.2)%
Operating expenses[1]	542,493	502,803	7.9%	1,881,934	1,831,491	2.8%
Segment Adjusted EBITDA	$141,535	$230,031	(38.5)%	$553,434	$765,699	(27.7)%
Segment Adjusted EBITDA margin	20.7%	31.4%		22.7%	29.5%
1 Operating expenses consist of Direct operating expenses and Selling, general and administrative expenses, excluding Restructuring Expenses.
Revenue from our Multiplatform Group decreased $48.8 million, or 6.7% YoY, primarily due to the challenging macroeconomic environment and a decline in political advertising as 2022 was a mid-term election year, partially offset by an increase in trade and barter revenues. Broadcast revenue declined $36.1 million, or 6.9% YoY, driven by lower spot revenue and a decrease in political advertising, partially offset by an increase in trade and barter revenues. Networks declined $11.0 million, or 8.4% YoY. Revenue from Sponsorship and Events decreased by $3.6 million, or 4.8% YoY.

Operating expenses increased $39.7 million, or 7.9% YoY, driven primarily by an increase in trade and barter expenses and variable bonus expense, partially offset by lower sales commissions and reductions as a result of our cost savings initiatives.

Segment Adjusted EBITDA Margin decreased YoY to 20.7% from 31.4%.

Fourth Quarter 2023 Digital Audio Group Results

(In thousands)	Three Months Ended December 31,		%	Year Ended December 31,		%
	2023	2022	Change	2023	2022	Change
Revenue	$317,695	$301,091	5.5%	$1,069,167	$1,021,824	4.6%
Operating expenses[1]	201,183	201,760	(0.3)%	720,298	712,786	1.1%
Segment Adjusted EBITDA	$116,512	$99,331	17.3%	$348,869	$309,038	12.9%
Segment Adjusted EBITDA margin	36.7%	33.0%		32.6%	30.2%
1 Operating expenses consist of Direct operating expenses and Selling, general and administrative expenses, excluding Restructuring Expenses.
Revenue from our Digital Audio Group increased $16.6 million, or 5.5% YoY, driven by Podcast revenue which increased by $18.7 million, or 16.6%, YoY, to $131.7 million, driven primarily by increased demand for podcasting from advertisers, partially offset by Digital, excluding Podcast revenue, which declined $2.1 million, or 1.1%, YoY, to $186.0 million, driven by a decrease in COVID-19 related advertisers, partially offset by an increase in demand for digital advertising.

Operating expenses decreased $0.6 million, or 0.3% YoY, primarily driven by lower third-party digital costs in connection with fewer COVID-19 related advertisers, partially offset by higher profit sharing costs resulting from higher revenue.

Segment Adjusted EBITDA Margin increased YoY to 36.7% from 33.0%.

Fourth Quarter 2023 Audio & Media Services Group Results

(In thousands)	Three Months Ended December 31,		%	Year Ended December 31,		%
	2023	2022	Change	2023	2022	Change
Revenue	$67,568	$94,586	(28.6)%	$256,702	$304,302	(15.6)%
Operating expenses[1]	46,926	49,898	(6.0)%	185,241	191,407	(3.2)%
Segment Adjusted EBITDA	$20,642	$44,688	(53.8)%	$71,461	$112,895	(36.7)%
Segment Adjusted EBITDA margin	30.5%	47.3%		27.8%	37.1%
1 Operating expenses consist of Direct operating expenses and Selling, general and administrative expenses, excluding Restructuring Expenses.
Revenue from our Audio & Media Services Group decreased $27.0 million, or 28.6% YoY, primarily driven by a decrease in political revenue.

Operating expenses decreased $3.0 million, or 6.0% YoY, primarily as a result of lower variable bonus expense.

Segment Adjusted EBITDA Margin decreased YoY to 30.5% from 47.3%.

GAAP and Non-GAAP Measures: Consolidated

(In thousands)	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue	$1,066,783	$1,125,890	$3,751,025	$3,912,283
Operating income (loss)	$79,780	$172,843	$(797,311)	$56,860
Adjusted EBITDA[1]	$208,211	$315,645	$696,598	$950,289
Net income (loss)	$13,975	$80,663	$(1,100,339)	$(262,670)
Cash provided by operating activities[2]	$154,104	$213,376	$213,062	$420,075
Free cash flow[1,2]	$141,890	$164,974	$110,392	$259,106
Free cash flow including net proceeds from real estate sales[1,2]	$144,789	$165,774	$117,920	$291,441

______________________________________________________
1 See the end of this press release for reconciliations of (i) Adjusted EBITDA to Operating income (loss), (ii) Adjusted EBITDA to Net income (loss), (iii) Free Cash Flow and Free cash flow including net proceeds from real estate sales to cash provided by operating activities, (iv) revenue, excluding political advertising revenue, to revenue, and (v) Net Debt to Total Debt. See also the definitions of Adjusted EBITDA, Free Cash Flow, Free cash flow including net proceeds from real estate sales, Adjusted EBITDA margin, and Net Debt under the Supplemental Disclosure Regarding Non-GAAP Financial Information section in this release.
2 We made cash interest payments of $88.5 million in the three months ended December 31, 2023, compared to $92.5 million in the three months ended December 31, 2022.

Certain prior period amounts have been reclassified to conform to the 2023 presentation of financial information throughout the press release.

Liquidity and Financial Position
As of December 31, 2023, we had $346.4 million of cash on our balance sheet. For the twelve months ended December 31, 2023, cash provided by operating activities was $213.1 million, cash used for investing activities was $51.3 million and cash used for financing activities was $152.2 million.
Capital expenditures for the twelve months ended December 31, 2023 were $102.7 million compared to $161.0 million in the twelve months ended December 31, 2022. Capital expenditures during the twelve months ended December 31, 2023 decreased primarily due to lower spending on real estate optimization initiatives.

As of December 31, 2023, the Company had $5,215.2 million of total debt and $4,868.8 million of Net Debt. The terms of our capital structure include no material maintenance covenants, and there are no material debt maturities prior to May 2026. During the three months ended December 31, 2023, we repurchased $15.0 million in aggregate principal amount of iHeartCommunications Inc.'s 8.375% Senior Unsecured Notes due 2027, at a discount to par, for $9.8 million in cash. During the twelve months ended December 31, 2023, we repurchased $204.0 million in aggregate principal amount of iHeartCommunications Inc.'s 8.375% Senior Unsecured Notes due 2027, at a discount to par, for $147.3 million in cash.

In September 2023, we sold 122 of our broadcast tower sites for net proceeds of $45.3 million and entered into long-term operating leases for use of space on 121 of the broadcast towers and related assets.

Cash balance and total available liquidity5 were $346.4 million and $772 million, respectively, as of December 31, 2023.

5 Total available liquidity is defined as cash and cash equivalents plus available borrowings under our ABL Facility. We use total available liquidity to evaluate our capacity to access cash to meet obligations and fund operations.

Revenue Streams
The tables below present the comparison of our historical revenue streams (including political revenue) for the periods presented:

(In thousands)	Three Months Ended December 31,		%	Year Ended December 31,		%
	2023	2022	Change	2023	2022	Change
Broadcast Radio	$484,673	$520,725	(6.9)%	$1,752,166	$1,883,324	(7.0)%
Networks	119,948	130,915	(8.4)%	466,404	503,244	(7.3)%
Sponsorship and Events	71,137	74,759	(4.8)%	191,434	188,985	1.3%
Other	8,270	6,435	28.5%	25,364	21,637	17.2%
Multiplatform Group[1]	684,028	732,834	(6.7)%	2,435,368	2,597,190	(6.2)%
Digital ex. Podcast	186,028	188,138	(1.1)%	661,319	663,392	(0.3)%
Podcast	131,667	112,953	16.6%	407,848	358,432	13.8%
Digital Audio Group	317,695	301,091	5.5%	1,069,167	1,021,824	4.6%
Audio & Media Services Group[1]	67,568	94,586	(28.6)%	256,702	304,302	(15.6)%
Eliminations	(2,508)	(2,621)		(10,212)	(11,033)
Revenue, total[1]	$1,066,783	$1,125,890	(5.2)%	$3,751,025	$3,912,283	(4.1)%

1 Excluding the impact of political revenue, Revenue from the Multiplatform Group and Consolidated Revenue decreased by 3.2% and 0.5% for the three months ended December 31, 2023 compared to the three months ended December 31, 2022, respectively. Excluding the impact of political revenue, Revenue from Audio & Media Services decreased by 5.2% for the three months ended December 31, 2023 compared to the three months ended December 31, 2022. See the end of this press release for a reconciliation of revenue, excluding political advertising revenue, to revenue.

Conference Call
iHeartMedia, Inc. will host a conference call to discuss results and business outlook on February 29, 2024, at 8:30 a.m. Eastern Time. The conference call number is (888) 330-2446 (U.S. callers) and +1 (240) 789-2732 (International callers) and the passcode for both is 71596. A live audio webcast of the conference call will also be available on the Investors homepage of iHeartMedia's website investors.iheartmedia.com. After the live conference call, a replay will be available for a period of thirty days. The replay numbers are (800) 770-2030 (U.S. callers) and +1 (647) 362-9199 (International callers) and the passcode for both is 71596. An archive of the webcast will be available beginning 24 hours after the call for a period of thirty days.

About iHeartMedia, Inc.
iHeartMedia (Nasdaq: IHRT) is the number one audio company in the United States, reaching nine out of 10 Americans every month. It consists of three business groups.

With its quarter of a billion monthly listeners, the iHeartMedia Multiplatform Group has a greater reach than any other media company in the U.S. Its leadership position in audio extends across multiple platforms, including more than 860 live broadcast stations in over 160 markets nationwide; its National Sales organization; and the company’s live and virtual events business. It also includes Premiere Networks, the industry’s largest Networks business, with its Total Traffic and Weather Network (TTWN); and BIN: Black Information Network, the first and only 24/7 national and local all news audio service for the Black community. iHeartMedia also leads the audio industry in analytics, targeting and attribution for its marketing partners with its SmartAudio suite of data targeting and attribution products using data from its massive consumer base.

The iHeartMedia Digital Audio Group includes the company’s fast-growing podcasting business -- iHeartMedia is the number one podcast publisher in downloads, unique listeners, revenue and earnings -- as well as its industry-leading iHeartRadio digital service, available across more than 250+ platforms and thousands of devices; the company’s digital sites, newsletters, digital services and programs; its digital advertising technology companies; and its audio industry-leading social media footprint.

The Company’s Audio & Media Services reportable segment includes Katz Media Group, the nation’s largest media representation company, and RCS, the world's leading provider of broadcast and webcast software.

For further information, please contact:
Media
Wendy Goldberg
Chief Communications Officer
(212) 377-1105
wendygoldberg@iheartmedia.com
Investors
Mike McGuinness
EVP, Deputy CFO, and Head of Investor Relations
(212) 377-1336
mbm@iheartmedia.com

Certain statements herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors which may cause the actual results, performance or achievements of iHeartMedia, Inc. and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances, such as statements about positioning in uncertain economic environment and future economic recovery, driving shareholder value, our expected costs savings and other capital and operating expense reduction initiatives, utilizing new technologies, improving operational efficiency, future advertising demand, trends in the advertising industry, including on other media platforms; strategies and initiatives, expected interest rates and interest expense savings, and our anticipated financial performance, liquidity, and net leverage are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other important factors, some of which are beyond our control and are difficult to predict. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: risks related to weak or uncertain global economic conditions and our dependence on advertising revenues; competition, including increased competition from alternative media platforms and technologies; dependence upon our brand and the performance of on-air talent, program hosts and management; fluctuations in operating costs; technological and industry changes and innovations; shifts in population and other demographics; risks related to our use of artificial intelligence, impact of acquisitions, dispositions and other strategic transactions; risks related to our indebtedness; legislative or regulatory requirements; impact of legislation, ongoing litigation or royalty audits on music licensing and royalties; regulations and concerns regarding privacy and data protection and breaches of information security measures; risks related to scrutiny of environmental, social and governance matters, risks related to our Class A common stock; and regulations impacting our business and the ownership of our securities. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date hereof. Additional risks that could cause future results to differ from those expressed by any forward-looking statement are described in the Company’s reports filed with the U.S. Securities and Exchange Commission, including in the section entitled “Part I, Item 1A. Risk Factors” of iHeartMedia, Inc.’s Annual Reports on Form 10-K and “Part II, Item 1A. Risk Factors” of iHeartMedia, Inc.’s Quarterly Reports on Form 10-Q. The Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

APPENDIX

TABLE 1 - Comparison of operating performance

(In thousands)	Three Months Ended December 31,		%	Year Ended December 31,		%
	2023	2022	Change	2023	2022	Change
Revenue	$1,066,783	$1,125,890	(5.2)%	$3,751,025	$3,912,283	(4.1)%
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	414,556	412,701	0.4%	1,494,234	1,480,326	0.9%
Selling, general and administrative expenses (excludes depreciation and amortization)	465,969	429,653	8.5%	1,656,171	1,592,946	4.0%
Depreciation and amortization	105,455	111,520		428,483	445,664
Impairment charges	—	160		965,087	311,489
Other operating (income) expense, net	1,023	(987)		4,361	24,998
Operating income (loss)	$79,780	$172,843		$(797,311)	$56,860
Depreciation and amortization	105,455	111,520		428,483	445,664
Impairment charges	—	160		965,087	311,489
Other operating (income) expense, net	1,023	(987)		4,361	24,998
Restructuring expenses	13,882	21,234		60,353	75,821
Share-based compensation expense	8,070	10,875		35,625	35,457
Adjusted EBITDA[1]	$208,211	$315,645	(34.0)%	$696,598	$950,289	(26.7)%
1See the end of this press release for reconciliations of (i) Adjusted EBITDA to Operating income (loss), (ii) Adjusted EBITDA to Net income (loss), (iii) Free Cash Flow and Free cash flow including net proceeds from real estate sales to cash provided by operating activities, (iv) revenue, excluding political advertising revenue, to revenue, and (v) Net Debt to Total Debt. See also the definitions of Adjusted EBITDA, Free Cash Flow, Free cash flow including net proceeds from real estate sales, Adjusted EBITDA margin and Net Debt under the Supplemental Disclosure section in this release.

TABLE 2 - Statements of Operations

(In thousands)	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue	$1,066,783	$1,125,890	$3,751,025	$3,912,283
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	414,556	412,701	1,494,234	1,480,326
Selling, general and administrative expenses (excludes depreciation and amortization)	465,969	429,653	1,656,171	1,592,946
Depreciation and amortization	105,455	111,520	428,483	445,664
Impairment charges[1]	—	160	965,087	311,489
Other operating (income) expense, net	1,023	(987)	4,361	24,998
Operating income (loss)	79,780	172,843	(797,311)	56,860
Interest expense, net	96,116	93,071	389,775	341,674
Loss on investments, net	(8,206)	(5,404)	(28,130)	(1,045)
Equity in income (loss) of nonconsolidated affiliates	(12)	179	(3,530)	(11)
Gain on extinguishment of debt	5,250	15,119	56,724	30,214
Other expense, net	454	731	(655)	(2,295)
Income (loss) before income taxes	(18,850)	90,397	(1,162,677)	(257,951)
Income tax benefit (expense)	32,825	(9,734)	62,338	(4,719)
Net income (loss)	13,975	80,663	(1,100,339)	(262,670)
Less amount attributable to noncontrolling interest	852	782	2,321	1,993
Net income (loss) attributable to the Company	$13,123	$79,881	$(1,102,660)	$(264,663)
1Impairment charges in the year ended December 31, 2023 includes $595.5 million related to the impairment of Goodwill, $363.6 million related to the impairment of FCC licenses, and $6.0 million related to impairments of right-of-use assets. The right-of-use asset impairments are part of our operating expense-savings initiatives. As previously disclosed, we have taken strategic actions to streamline our real estate footprint and related expenses, resulting in impairment charges due to the write-down of right-of-use assets and related fixed assets, including leasehold improvements. Impairment charges in the year ended December 31, 2022 include $302.1 million related to the impairment of FCC licenses, and $9.4 million related to impairments of right-of-use assets, including leasehold improvements.

TABLE 3 - Selected Balance Sheet Information
Selected balance sheet information for December 31, 2023 and December 31, 2022:

(In millions)	December 31, 2023	December 31, 2022
Cash	$346.4	$336.2
Total Current Assets	1,506.9	1,472.8
Net Property, Plant and Equipment	558.9	694.8
Total Assets	6,952.6	8,335.9
Current Liabilities (excluding current portion of long-term debt)	848.1	831.2
Long-term Debt (including current portion of long-term debt)	5,215.2	5,414.2
Stockholders' Equity (Deficit)	(384.8)	684.5

Supplemental Disclosure Regarding Non-GAAP Financial Information
The following tables set forth the Company’s Adjusted EBITDA, Adjusted EBITDA margin, revenues excluding political advertising revenue, Free Cash Flow and Free cash flow including net proceeds from real estate sales for the three and twelve months ended December 31, 2023 and 2022, and Net Debt as of December 31, 2023. Adjusted EBITDA is defined as consolidated Operating income (loss) adjusted to exclude restructuring expenses included within Direct operating expenses and SG&A expenses, and share-based compensation expenses included within SG&A expenses, as well as the following line items presented in our Statements of Operations: Depreciation and amortization, Impairment charges and Other operating (income) expense, net. Alternatively, Adjusted EBITDA is calculated as Net income (loss), adjusted to exclude Income tax (benefit) expense, Interest expense, net, Depreciation and amortization, Loss on investments, net, Gain on extinguishment of debt, Other expense, net, Equity in income (loss) of nonconsolidated affiliates, net, Impairment charges, Other operating income (expense), net, Share-based compensation expense, and restructuring expenses. Restructuring expenses primarily include expenses incurred in connection with cost-saving initiatives, as well as certain expenses, which, in the view of management, are outside the ordinary course of business or otherwise not representative of the Company's operations during a normal business cycle. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue.
The Company uses Adjusted EBITDA and Adjusted EBITDA margin, among other measures, to evaluate the Company’s operating performance. Adjusted EBITDA is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. We believe this measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between operational performance and operating income. It is also a primary measure used by management in evaluating companies as potential acquisition targets.
The Company believes the presentation of these measures is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management. The Company believes it helps improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different capital structures or tax rates. In addition, the Company believes this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.
Since Adjusted EBITDA is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, operating income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. Adjusted EBITDA is not necessarily a measure of the Company’s ability to fund its cash needs. As it excludes certain financial information compared with operating income, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded.
We define Free Cash Flow as Cash provided by operating activities less capital expenditures, which is disclosed as Purchases of property, plant and equipment in the Company's Consolidated Statements of Cash Flows. We define Free cash flow including net proceeds from real estate sales as Free Cash Flow further adjusted to include proceeds from real estate sales. We use Free Cash Flow and Free cash flow including net proceeds from real estate sales, among other measures, to evaluate the Company’s liquidity and its ability to generate cash flow. We believe that Free Cash Flow and Free cash flow including net proceeds from real estate sales are meaningful to investors because they provide them with a view of the Company's liquidity after deducting capital expenditures, which are considered to be a necessary component of ongoing operations; and include proceeds from real estate sales in the case of Free cash flow including net proceeds from real estate sales. In addition, we believe that Free Cash Flow and Free cash flow including net proceeds from real estate sales helps improve investors' ability to compare our liquidity with that of other companies.
Since Free Cash Flow and Free cash flow including net proceeds from real estate sales are not measures calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, Cash used for operating activities and may not be comparable to similarly titled measures employed by other companies. Free Cash Flow and Free cash flow including net proceeds from real estate sales is not necessarily a measure of our ability to fund our cash needs.
The Company presents revenue, excluding the effects of political revenue. Due to the cyclical nature of the electoral system and the seasonality of the related political revenue, management believes presenting revenue, excluding the effects of political revenue, provides additional information to investors about the Company’s revenue growth from period to period.
We define Net Debt as Total Debt less Cash and cash equivalents. We define net leverage as Net Debt divided by Adjusted EBITDA. The Company uses net leverage and Net Debt to evaluate the Company's liquidity. We believe these measures are an important indicator of the Company's ability to service its long-term debt obligations.

Since these non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, the most directly comparable GAAP financial measures as an indicator of operating performance or liquidity.
As required by the SEC rules, the Company provides reconciliations below to the most directly comparable measures reported under GAAP, including (i) Adjusted EBITDA to Operating income (loss), (ii) Adjusted EBITDA to Net income (loss), (iii) Free Cash Flow and Free cash flow including net proceeds from real estate sales to cash provided by operating activities, (iv) revenue, excluding political advertising revenue, to revenue, and (v) Net Debt to Total Debt.
We have provided forecasted Revenue and Adjusted EBITDA guidance for the quarter ending March 31, 2024 and long-term net leverage guidance, which reflects targets for Adjusted EBITDA and net debt. Our Earnings Call on February 29, 2024 may present additional guidance that includes Adjusted EBITDA. A full reconciliation of the forecasted Adjusted EBITDA, net debt and net leverage on a non-GAAP basis to its most-directly comparable GAAP metrics cannot be provided without unreasonable efforts due to the inherent difficulty in forecasting and quantifying with reasonable accuracy significant items required for the reconciliations, including gains or losses on investments, extinguishment of debt, equity in nonconsolidated affiliates, impairment charges, stock based compensation, and restructuring as well as the Company's cash and cash equivalent balance.

Reconciliation of Operating income (loss) to Adjusted EBITDA

(In thousands)	Three Months Ended December 31,		Year Ended December 31,		Three Months Ended September 30,
	2023	2022	2023	2022	2023
Operating income (loss)	$79,780	$172,843	$(797,311)	$56,860	$68,965
Depreciation and amortization	105,455	111,520	428,483	445,664	106,451
Impairment charges[1]	—	160	965,087	311,489	570
Other operating (income) expense, net	1,023	(987)	4,361	24,998	3,378
Restructuring expenses	13,882	21,234	60,353	75,821	16,227
Share-based compensation expense	8,070	10,875	35,625	35,457	8,191
Adjusted EBITDA	$208,210	$315,645	$696,598	$950,289	$203,782
1Impairment charges in the year ended December 31, 2023 includes $595.5 million related to the impairment of Goodwill, $363.6 million related to the impairment of FCC licenses, and $6.0 million related to impairments of right-of-use assets. The right-of-use asset impairments are part of our operating expense-savings initiatives. As previously disclosed, we have taken strategic actions to streamline our real estate footprint and related expenses, resulting in impairment charges due to the write-down of right-of-use assets and related fixed assets, including leasehold improvements. Impairment charges in the year ended December 31, 2022 include $302.1 million related to the impairment of FCC licenses, and $9.4 million related to impairments of right-of-use assets, including leasehold improvements.

Reconciliation of Net income (loss) to EBITDA and Adjusted EBITDA

(In thousands)	Three Months Ended December 31,		Year Ended December 31,		Three Months Ended September 30,
	2023	2022	2023	2022	2023
Net income (loss)	$13,975	$80,663	$(1,100,339)	$(262,670)	$(8,969)
Income tax (benefit) expense	(32,825)	9,734	(62,338)	4,719	(9,261)
Interest expense, net	96,116	93,071	389,775	341,674	99,509
Depreciation and amortization	105,455	111,520	428,483	445,664	106,451
EBITDA	$182,721	$294,988	$(344,419)	$529,387	$187,730
Loss on investments, net	8,206	5,404	28,130	1,045	7,381
Gain on extinguishment of debt	(5,250)	(15,119)	(56,724)	(30,214)	(23,947)
Other (income) expense, net	(454)	(731)	655	2,295	738
Equity in loss of nonconsolidated affiliates	12	(179)	3,530	11	3,514
Impairment charges	—	160	965,087	311,489	570
Other operating (income) expense, net	1,023	(987)	4,361	24,998	3,378
Restructuring expenses	13,882	21,234	60,353	75,821	16,227
Share-based compensation expense	8,070	10,875	35,625	35,457	8,191
Adjusted EBITDA	$208,210	$315,645	$696,598	$950,289	$203,782

Reconciliation of Cash Used For Operating Activities to Free Cash Flow and Free cash flow including net proceeds from real estate sales

(In thousands)	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Cash provided by operating activities	$154,104	$213,376	$213,062	$420,075
Purchases of property, plant and equipment	(12,214)	(48,402)	(102,670)	(160,969)
Free cash flow	141,890	164,974	110,392	$259,106
Net proceeds from real estate sales[1]	2,899	800	7,528	32,335
Free cash flow including net proceeds from real estate sales	$144,789	$165,774	$117,920	$291,441
1 During the three and twelve months ended December 31, 2023 and 2022, we deployed capital expenditures to accelerate the proactive streamlining of our real estate footprint aimed at reducing our structural cost base. This initiative has succeeded in making certain real estate assets redundant, enabling the Company to sell such assets to partially fund the initiative’s gross capital expenditures.

Reconciliation of Revenue to Revenue excluding Political Advertising

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2023	2022		2023	2022
Consolidated revenue	$1,066,783	$1,125,890	(5.2)%	$3,751,025	$3,912,283	(4.1)%
Excluding: Political revenue	(12,631)	(66,697)		(30,877)	(132,912)
Consolidated revenue, excluding political	$1,054,152	$1,059,193	(0.5)%	$3,720,148	$3,779,371	(1.6)%

Multiplatform Group revenue	$684,028	$732,834	(6.7)%	$2,435,368	$2,597,190	(6.2)%
Excluding: Political revenue	(7,535)	(34,337)		(20,658)	(71,755)
Multiplatform Group revenue, excluding political	$676,493	$698,497	(3.2)%	$2,414,710	$2,525,435	(4.4)%

Digital Audio Group revenue	$317,695	$301,091	5.5%	$1,069,167	$1,021,824	4.6%
Excluding: Political revenue	(896)	(4,598)		(2,562)	(9,540)
Digital Audio Group revenue, excluding political	$316,799	$296,493	6.8%	$1,066,605	$1,012,284	5.4%

Audio & Media Group Services revenue	$67,568	$94,586	(28.5)%	$256,702	$304,302	(15.6)%
Excluding: Political revenue	(4,200)	(27,762)		(7,657)	(51,617)
Audio & Media Services Group revenue, excluding political	$63,368	$66,824	(5.2)%	$249,045	$252,685	(1.4)%

Reconciliation of Total Debt to Net Debt

(In thousands)	December 31, 2023
Current portion of long-term debt	$340
Long-term debt	5,214,810
Total debt	$5,215,150
Less: Cash and cash equivalents	346,382
Net debt	$4,868,768

Segment Results

The following tables present the Company's segment results for the Company for the periods presented:

	Segments
(In thousands)	Multiplatform Group	Digital Audio Group	Audio & Media Services Group	Corporate and other reconciling items	Eliminations	Consolidated
Three Months Ended December 31, 2023
Revenue	$684,028	$317,695	$67,568	$—	$(2,508)	$1,066,783
Operating expenses(1)	542,493	201,183	46,926	70,478	(2,508)	858,572
Adjusted EBITDA	$141,535	$116,512	$20,642	$(70,478)	$—	$208,211
Adjusted EBITDA margin	20.7%	36.7%	30.5%			19.5%
Depreciation and amortization						(105,455)
Impairment charges						—
Other operating expense, net						(1,023)
Restructuring expenses						(13,882)
Share-based compensation expense						(8,070)
Operating income						$79,780
Operating margin						7.5%

	Segments
(In thousands)	Multiplatform Group	Digital Audio Group	Audio & Media Services Group	Corporate and other reconciling items	Eliminations	Consolidated
Three Months Ended December 31, 2022
Revenue	$732,834	$301,091	$94,586	$—	$(2,621)	$1,125,890
Operating expenses(1)	502,803	201,760	49,898	58,405	(2,621)	810,245
Adjusted EBITDA	$230,031	$99,331	$44,688	$(58,405)	$—	$315,645
Adjusted EBITDA margin	31.4%	33.0%	47.2%			28.0%
Depreciation and amortization						(111,520)
Impairment charges						(160)
Other operating expense, net						987
Restructuring expenses						(21,234)
Share-based compensation expense						(10,875)
Operating income						$172,843
Operating margin						15.4%

(1) Operating expenses consist of Direct operating expenses and Selling, general and administrative expenses, excluding Restructuring expenses and share-based compensation expenses.

	Segments
(In thousands)	Multiplatform Group	Digital Audio Group	Audio & Media Services Group	Corporate and other reconciling items	Eliminations	Consolidated
Year Ended December 31, 2023
Revenue	$2,435,368	$1,069,167	$256,702	$—	$(10,212)	$3,751,025
Operating expenses(1)	1,881,934	720,298	185,241	277,166	(10,212)	3,054,427
Segment Adjusted EBITDA	$553,434	$348,869	$71,461	$(277,166)	$—	$696,598
Adjusted EBITDA margin	22.7%	32.6%	27.8%			18.6%
Depreciation and amortization						(428,483)
Impairment charges						(965,087)
Other operating expense, net						(4,361)
Restructuring expenses						(60,353)
Share-based compensation expense						(35,625)
Operating loss						$(797,311)
Operating margin						(21.3)%

	Segments
(In thousands)	Multiplatform Group	Digital Audio Group	Audio & Media Services Group	Corporate and other reconciling items	Eliminations	Consolidated
Year Ended December 31, 2022
Revenue	$2,597,190	$1,021,824	$304,302		$(11,033)	$3,912,283
Operating expenses(1)	1,831,491	712,786	191,407	237,343	(11,033)	2,961,994
Segment Adjusted EBITDA	$765,699	$309,038	$112,895	$(237,343)	$—	$950,289
Adjusted EBITDA margin	29.5%	30.2%	37.1%			24.3%
Depreciation and amortization						(445,664)
Impairment charges						(311,489)
Other operating expense, net						(24,998)
Restructuring expenses						(75,821)
Share-based compensation expense						(35,457)
Operating income						$56,860
Operating margin						1.5%
(1) Operating expenses consist of Direct operating expenses and Selling, general and administrative expenses, excluding Restructuring expenses and share-based compensation expenses.